Exhibit 99.1 PRESS RELEASE, DATED FEBRUARY 8, 2023, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE THIRD QUARTER FISCAL 2023

ENERSYS REPORTS THIRD QUARTER FISCAL 2023 RESULTS
DELIVERS RECORD REVENUE AND EXPANDED GROSS MARGIN

•Record net sales of $920 million, +9% y/y, and +13% y/y in Constant Currency ("CC")(a)
•GM 23.2%, +150 bps sequentially, +140 bps y/y as price/mix improvements eclipsed sequential cost increases
•Operating earnings $79 million, +53% y/y; Record adjusted operating earnings $85 million, +41% y/y
•$1.3 billion backlog, +11% y/y, remains healthy supported by robust demand and order trends across all segments
•2.3X net leverage(b), including .4X benefit from $150M trade receivable securitization facility closed in Q3
•Board appointed Tamara Morytko as a director effective December 7, 2022
•Published first Task Force on Climate-related Financial Disclosures (TCFD) report

READING, Pa., February 8, 2023 (GLOBE NEWSWIRE) -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its third quarter of fiscal 2023, which ended on January 1, 2023.

Message from the CEO
EnerSys had a strong third quarter of fiscal 2023, with record revenue of $920 million +9% year-over-year, even after absorbing ~$35 million of FX headwinds. GAAP operating earnings of $79 million, the second highest in the company's history, improved 53% over prior year, while adjusted operating earnings improved +41% over prior year, achieving a record of $85 million. Excluding the ~$6M FX headwinds, adjusted operating earnings was 50% higher than prior year. Demand and order trends for our products were robust across all of our end markets. Our backlog remains healthy at near historically high levels though down modestly for the second consecutive quarter as we delivered more products from our backlog thanks in part to an easing supply chain. We saw significant gross margin improvement, up 150 basis points sequentially to 23.2% despite the margin math pressure from continued unprecedented inflation. This trajectory was fueled by an impressive $32 million improvement in price/mix, accomplished across all segments of our business, which was partially offset by an additional $12 million of volume-adjusted costs – the second quarter in a row of price/mix outpacing costs. Against a backdrop of an easing but still unpredictable supply chain, tight labor markets, inflation, and foreign exchange headwinds, we achieved GAAP diluted EPS of $1.08 and adjusted diluted EPS of $1.27, above the midpoint of our adjusted diluted EPS guidance and up $0.26 versus prior year.

We continue to deliver on our innovation roadmap with proprietary technology solutions that are defining the future of the energy transition. We are excited to have received our first orders for wireless chargers and look forward to showcasing our maintenance-free battery and wireless charger solutions at both the ProMat and LogiMAT trade shows this Spring. We achieved another ESG disclosure milestone, publishing our first Task Force on Climate-related Financial Disclosures (TCFD) report. Sustainability is embedded in our strategy and we are proud to be recognized as one of America's Most Responsible 'Technology Hardware' Companies 2023 by Newsweek.

We are increasingly optimistic that our strong Q3’23 results reflect the sustainable “next step” toward achieving our long-term financial and operational goals. While we are not out of the woods yet with inflation and supply chain unpredictability, demand remains strong with secular trends in our end markets that, along with a strong balance sheet and superior products and services, provide us a buffer from the impact of a potential economic pullback. We believe the steps we have taken over the past three years better position our business to benefit from global megatrends such as 5G, broadband expansion through the Rural Digital Opportunity Fund (RDOF), data center growth, material handling electrification and automation, grid stabilization and electric vehicle fast charging, and provide near and long-term growth opportunities that are starting to materialize in our financial results and outlook. I am more excited than ever about the remainder of this year and fiscal 2024 as the true potential of our business begins to present itself.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Key Financial Results and Metrics	Third quarter ended			Nine months ended
In millions, except per share amounts	January 1, 2023	January 2, 2022	Change	January 1, 2023	January 2, 2022	Change
Net Sales	$920.2	$844.0	9.0%	$2,718.6	$2,450.3	11.0%
Diluted EPS (GAAP)	$1.08	$0.85	$0.23	$2.66	$2.69	$(0.03)
Adjusted Diluted EPS (Non-GAAP)(1)	$1.27	$1.01	$0.26	$3.52	$3.27	$0.25
Gross Margin (GAAP)	$213.7	$184.3	$29.4	$594.1	$555.4	$38.7
Operating Earnings (GAAP)	$78.5	$51.1	$27.4	$182.9	$161.7	$21.2
Adjusted Operating Earnings (Non-GAAP)(2)	$84.9	$60.3	$24.6	$215.1	$196.8	$18.3
Net Earnings (GAAP)	$44.4	$36.3	$8.1	$109.9	$115.8	$(5.9)
EBITDA (Non-GAAP)(3)	$97.9	$76.5	$21.4	$248.4	$235.7	$12.7
Adjusted EBITDA (Non-GAAP)(3)	$98.1	$79.4	$18.7	$269.3	$251.7	$17.6
Share Repurchases	$—	$83.0	$(83.0)	$22.9	$114.5	$(91.6)
Dividend per share	$0.175	$0.175	$—	$0.525	$0.525	$—
Total Capital Returned to Stockholders	$7.1	$90.3	$(83.2)	$44.2	$136.7	$(92.5)
(a) Net sales and net sales growth rate at CC are non-GAAP financial measures and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(b) Net leverage ratio is a non-GAAP financial measure as defined pursuant to our credit agreement and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

(1) Adjusted Diluted EPS is a non-GAAP financial measure and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(2) Operating Earnings are adjusted for charges that the Company incurs as a result of restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP adjusted earnings are provided in tables under the section titled Business Segment Operating Results.
(3) Net Earnings are adjusted for depreciation, amortization, interest and income taxes to arrive at Non-GAAP EBITDA. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Summary of Results

Third Quarter 2023

Net sales for the third quarter of fiscal 2023 were $920.2 million, an increase of 9.0% from the prior year third quarter net sales of $844.0 million and increased sequentially 2.3% from the second quarter of fiscal 2023 net sales of $899.4 million. The increase compared to prior year quarter was the result of an 8% increase in pricing and a 5% increase in organic growth, partially offset by a 4% decrease in foreign currency translation impact. The sequential increase was due to a 2% increase in pricing.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the third quarter of fiscal 2023 was $44.4 million, or $1.08 per diluted share, which included an unfavorable highlighted net of tax impact of $7.9 million, or $0.19 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the third quarter of fiscal 2022 was $36.3 million, or $0.85 per diluted share, which included an unfavorable highlighted net of tax impact of $6.7 million, or $0.16 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the third quarter of fiscal 2023, on a non-GAAP basis, were $1.27, compared to the guidance of $1.20 to $1.30 per diluted share for the third quarter given by the Company on November 9, 2022. These earnings compare to the prior year third quarter adjusted Net earnings of $1.01 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for

a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended January 1, 2023 and January 2, 2022.

Fiscal Year to Date 2023

Net sales for the nine months of fiscal 2023 were $2,718.6 million, an increase of 11.0% from the prior year nine months net sales of $2,450.3 million. This increase was due to an 8% increase in both pricing and organic volume, partially offset by a 5% decrease in foreign currency translation impact.

Net earnings for the nine months of fiscal 2023 was $109.9 million, or $2.66 per diluted share, which included an unfavorable highlighted net of tax impact of $35.5 million, or $0.86 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the nine months of fiscal 2022 was $115.8 million, or $2.69 per diluted share, which included an unfavorable highlighted net of tax impact of $25.1 million, or $0.58 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the nine months of fiscal 2023, on a non-GAAP basis, were $3.52. This compares to the prior year nine months adjusted Net earnings of $3.27 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Fourth Quarter 2023 Outlook

We expect to continue to operate in a dynamic macro environment and anticipate FX and interest rate headwinds, an easing but still unpredictable supply chain, and European utility inflation to persist for some time. While demand for our products remains robust, we believe we will weather and potentially benefit from a slowdown due to large portions of our business that are cycle-independent as well as our significant cash flow generation during past recessionary periods. For the fourth quarter of fiscal 2023, we expect adjusted diluted earnings per share in the range of $1.33 to $1.43, reflecting sequential volume and price/mix improvement, strong demand trends and a healthy backlog. We expect our gross margin to be in the range of 22% - 24%. For the full year of fiscal 2023 we expect capital expenditures to be approximately $90 million.

Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Conference Call and Webcast Details

The Company will host a conference call to discuss its third quarter 2023 financial results at 9:00 AM (EST) Thursday, February 9, 2023. A live broadcast as well as a replay of the call can be accessed through the Investor Relations section of the company’s website at https://investor.enersys.com.

To join the live call, please register through the events section of our Investor Relations webpage at https://investor.enersys.com/events/event-details/q3-2023-enersys-earnings-conference-call-0. A dial-in and unique PIN will be provided upon registration.

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Energy Systems, which combine enclosures, power conversion, power distribution and energy storage, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the NorthStar acquisition, EnerSys has solidified its position as the market leader for premium Thin Plate Pure Lead batteries which are sold across all three lines of business. More information regarding EnerSys can be found at www.enersys.com.

Sustainability

Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, future responses to and effects of the COVID-19 pandemic, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2022. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman
Investor Relations and Financial Media
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

Melissa Maycott
Public Relations Manager
Harris, Baio & McCullough
215-440-9800
E-mail: melissa@hbmadv.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended		Nine months ended
	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
Net sales	$920.2	$844.0	$2,718.6	$2,450.3
Gross profit	213.7	184.3	594.1	555.4
Operating expenses	134.4	130.7	398.8	380.5
Restructuring and other exit charges	0.8	2.5	12.4	13.2
Operating earnings	78.5	51.1	182.9	161.7
Earnings before income taxes	57.8	42.8	134.9	135.0
Income tax expense	13.4	6.5	25.0	19.2
Net earnings attributable to EnerSys stockholders	$44.4	$36.3	$109.9	$115.8

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$1.09	$0.87	$2.69	$2.73
Diluted	$1.08	$0.85	$2.66	$2.69
Dividends per common share	$0.175	$0.175	$0.525	$0.525
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	40,835,636	41,905,815	40,787,654	42,393,907
Diluted	41,281,693	42,497,045	41,267,320	43,096,740

EnerSys
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	January 1, 2023	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$298,081	$402,488
Accounts receivable, net of allowance for doubtful accounts: January 1, 2023 - $10,031; March 31, 2022 - $12,219	581,753	719,434
Inventories, net	835,198	715,712
Prepaid and other current assets	155,159	155,559
Total current assets	1,870,191	1,993,193
Property, plant, and equipment, net	495,751	503,264
Goodwill	673,701	700,640
Other intangible assets, net	367,712	396,202
Deferred taxes	57,210	60,479
Other assets	103,302	82,868
Total assets	$3,567,867	$3,736,646
Liabilities and Equity
Current liabilities:
Short-term debt	$32,019	$55,084
Accounts payable	345,255	393,096
Accrued expenses	292,687	289,950
Total current liabilities	669,961	738,130
Long-term debt, net of unamortized debt issuance costs	1,105,124	1,243,002
Deferred taxes	74,526	78,228
Other liabilities	186,910	184,011
Total liabilities	2,036,521	2,243,371
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at January 1, 2023 and at March 31, 2022	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 55,952,890 shares issued and 40,844,224 shares outstanding at January 1, 2023; 55,748,924 shares issued and 40,986,658 shares outstanding at March 31, 2022	560	557
Additional paid-in capital	585,407	571,464
Treasury stock at cost, 15,108,666 shares held as of January 1, 2023 and 14,762,266 shares held as of March 31, 2022	(741,196)	(719,119)
Retained earnings	1,871,519	1,783,586
Contra equity - indemnification receivable	(2,463)	(3,620)
Accumulated other comprehensive loss	(186,068)	(143,495)
Total EnerSys stockholders’ equity	1,527,759	1,489,373
Nonredeemable noncontrolling interests	3,587	3,902
Total equity	1,531,346	1,493,275
Total liabilities and equity	$3,567,867	$3,736,646

EnerSys
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Nine months ended
	January 1, 2023	January 2, 2022
Cash flows from operating activities
Net earnings	$109,860	$115,819
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	68,998	72,322
Write-off of assets relating to exit activities	8,360	3,922
Derivatives not designated in hedging relationships:
Net (losses) gains	(1,383)	(421)
Cash (settlements) proceeds	40	342
Provision for doubtful accounts	(720)	1,933
Deferred income taxes	(716)	(24)
Non-cash interest expense	1,461	1,620
Stock-based compensation	18,770	15,817
(Gain) loss on disposal of property, plant, and equipment	(193)	(528)
Changes in assets and liabilities:
Accounts receivable	123,398	(40,264)
Inventories	(135,905)	(163,747)
Prepaid and other current assets	(8,323)	(18,344)
Other assets	(899)	1,322
Accounts payable	(31,614)	(9,086)
Accrued expenses	(17,149)	(58,233)
Other liabilities	1,858	(480)
Net cash provided by (used in) operating activities	135,843	(78,030)

Cash flows from investing activities
Capital expenditures	(57,512)	(52,351)
Proceeds from disposal of facility	—	3,268
Proceeds from termination of net investment hedges	43,384	—
Proceeds from disposal of property, plant, and equipment	452	1,433
Net cash (used in) investing activities	(13,676)	(47,650)

Cash flows from financing activities
Net (repayments) borrowings on short-term debt	(20,317)	(297)
Proceeds from Second Amended Revolver borrowings	291,100	424,800
Repayments of Second Amended Revolver borrowings	(422,082)	(39,800)
Repayments of Second Amended Term Loan	(1,625)	(161,447)
Debt Issuance Costs	—	(2,952)
Financing costs for debt modification	(1,096)	—
Option proceeds, net	1,060	1,273
Payment of taxes related to net share settlement of equity awards	(6,385)	(9,120)
Purchase of treasury stock	(22,907)	(114,534)
Dividends paid to stockholders	(21,386)	(22,187)
Other	842	607
Net cash (used in) provided by financing activities	(202,796)	76,343
Effect of exchange rate changes on cash and cash equivalents	(23,778)	(5,411)
Net decrease in cash and cash equivalents	(104,407)	(54,748)
Cash and cash equivalents at beginning of period	402,488	451,808
Cash and cash equivalents at end of period	$298,081	$397,060

Reconciliations of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted Diluted EPS”, “adjusted operating earnings”, “adjusted EBITDA”, "adjusted EBITDA per credit agreement", "net debt", "net leverage ratio", “net sales at constant currency”, and "net sales growth rate at constant currency” as applicable, in their analysis of the Company's performance. Adjusted Net earnings and adjusted operating earnings measure, as used by EnerSys in past quarters and years, adjusts Net earnings and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate Adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. We define non-GAAP adjusted EBITDA per credit agreement as net earnings determined in accordance with GAAP for interest, taxes, depreciation and amortization, and certain charges or credits as permitted by our credit agreements, that were recorded during the periods presented. We define non-GAAP net debt as total debt, finance lease obligations and letters of credit, net of all cash and cash equivalents, as defined in the Third Amended Credit Facility on the balance sheet as of the end of the most recent fiscal quarter. We define non-GAAP net leverage ratio as non-GAAP net debt divided by last twelve months non-GAAP adjusted EBITDA per credit agreement. We define non-GAAP constant currency net sales as total net sales excluding the effect of foreign exchange rate movements, and we use it to determine the constant currency growth rate on a year-on-year basis. Non-GAAP constant currency revenues are calculated by translating current period revenues using the prior comparative periods’ actual exchange rates, rather than the actual exchange rates in effect during the current period. Constant currency net sales growth rate is calculated by determining the difference between current period non-GAAP constant currency net sales and current period reported net sales divided by prior period as reported net sales. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of Alpha and NorthStar related intangible assets and tax valuation allowance changes, including those related to the AHV (Old-Age and Survivors Insurance) Financing (TRAF) in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

EnerSys does not provide a quantitative reconciliation of the company’s projected range for adjusted diluted earnings per share for the fourth quarter of fiscal 2023 to diluted earnings per share, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. EnerSys' adjusted diluted earnings per share guidance for the fourth quarter of fiscal 2023 excludes certain items, including but not limited to certain non-cash, large and/or unpredictable charges and benefits, charges from restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles, acquisition and disposition activities, legal judgments, settlements, or other matters, and tax positions, that are inherently uncertain and difficult to predict, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Due to the uncertainty of the occurrence or timing of these future excluded items, management cannot accurately forecast many of these items for internal use and therefore cannot create a quantitative adjusted diluted earnings per share for the fourth quarter of fiscal 2023 to diluted earnings per share reconciliation without unreasonable efforts.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP net sales and growth rates in constant currency are set forth in the table below, providing a reconciliation of non-GAAP constant currency net sales to the Company’s reported net sales for its business segments.

	Quarter ended			Nine months ended
	($ millions)			($ millions)
	January 1, 2023	January 2, 2022	Growth rate	January 1, 2023	January 2, 2022	Growth rate
Energy Systems reported net sales	$434.3	$385.2	12.7%	$1,279.9	$1,126.2	13.6%
Exchange rate effect	15.3			49.9
Energy Systems constant currency net sales	449.6		16.7	1,329.8		18.1

Motive Power reported net sales	$361.8	$339.5	6.6%	$1,067.7	$996.3	7.2%
Exchange rate effect	17.4			60.1
Motive Power constant currency net sales	379.2		11.7	1,127.8		13.2

Specialty reported net sales	$124.1	$119.3	4.1%	$371.0	$327.8	13.2%
Exchange rate effect	2.2			7.9
Specialty constant currency net sales	126.3		5.9	378.9		15.6

Total reported net sales	$920.2	$844.0	9.0%	$2,718.6	$2,450.3	11.0%
Exchange rate effect	34.9			117.9
Total constant currency net sales	955.1		13.2	2,836.5		15.8

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments.

Business Segment Operating Results

	Quarter ended
	($ millions)
	January 1, 2023
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$434.3	$361.8	$124.1	$920.2

Operating Earnings	$20.5	$47.1	$10.9	$78.5
Inventory adjustment relating to exit activities	(0.2)	(0.7)	—	(0.9)
Restructuring and other exit charges	0.2	0.6	—	0.8
Amortization of identified intangible assets from recent acquisitions	5.9	—	0.4	6.3
Other	0.1	0.1	—	0.2
Adjusted Operating Earnings	$26.5	$47.1	$11.3	$84.9

	Quarter ended
	($ millions)
	January 2, 2022
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$385.2	$339.5	$119.3	$844.0

Operating Earnings	$2.8	$37.3	$11.0	$51.1
Inventory adjustment relating to exit activities	—	—	—	—
Restructuring and other exit charges	0.7	1.7	0.1	2.5
Amortization of identified intangible assets from recent acquisitions	5.9	—	0.4	6.3
Other	0.4	—	—	0.4
Adjusted Operating Earnings	$9.8	$39.0	$11.5	$60.3

Increase (Decrease) as a % from prior year quarter	Energy Systems	Motive Power	Specialty	Total
Net Sales	12.7%	6.6%	4.1%	9.0%
Operating Earnings	NM	25.8	(0.6)	53.5
Adjusted Operating Earnings	NM	20.6	(1.6)	40.6
NM = Not Meaningful

	Nine months ended
	($ millions)
	January 1, 2023
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$1,279.9	$1,067.7	$371.0	$2,718.6

Operating Earnings	$37.8	$116.8	$28.3	$182.9
Inventory adjustment relating to exit activities	(0.2)	0.8	—	0.6
Restructuring and other exit charges	1.2	11.2	—	12.4
Amortization of identified intangible assets from recent acquisitions	17.7	—	1.2	18.9
Other	0.1	0.2	—	0.3
Adjusted Operating Earnings	$56.6	$129.0	$29.5	$215.1

	Nine months ended
	($ millions)
	January 2, 2022
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$1,126.2	$996.3	$327.8	$2,450.3

Operating Earnings	$10.4	$116.7	$34.6	$161.7
Inventory adjustment relating to exit activities	—	1.0	—	1.0
Restructuring and other exit charges	1.4	12.9	(1.1)	13.2
Amortization of identified intangible assets from recent acquisitions	17.8	—	1.3	19.1
Other	1.8	—	—	1.8
Adjusted Operating Earnings	$31.4	$130.6	$34.8	$196.8

Increase (Decrease) as a % over prior year	Energy Systems	Motive Power	Specialty	Total
Net Sales	13.6%	7.2%	13.2%	11.0%
Operating Earnings	NM	(0.1)	(18.2)	13.1
Adjusted Operating Earnings	80.4	(1.2)	(15.1)	9.3

Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA:

	Quarter ended		Nine months ended
	($ millions)		($ millions)
	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
Net Earnings	$44.4	$36.3	$109.9	$115.8
Depreciation	14.8	15.7	45.1	47.2
Amortization	7.8	8.3	23.9	25.1
Interest	17.5	9.7	44.5	28.4
Income Taxes	13.4	6.5	25.0	19.2
EBITDA	97.9	76.5	248.4	235.7
Non-GAAP adjustments	0.2	2.9	20.9	16.0
Adjusted EBITDA	$98.1	$79.4	$269.3	$251.7

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended		Nine months ended
	($ millions)		($ millions)
	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
Inventory adjustment relating to exit activities	$(0.9)	$0.0	$0.6	$1.0
Restructuring and other exit charges	0.8	2.5	12.4	13.2
Other	0.4	0.4	1.5	1.8
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	(0.6)	—	4.5	—
Asset Securitization Transaction Fees	0.5	—	0.5	—
Cost of funding to terminate net investment hedges	—	—	1.4	—
Non-GAAP adjustments	$0.2	$2.9	$20.9	$16.0

The following table provides a reconciliation of net earnings to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP) per credit agreement for January 1, 2023 and January 2, 2022, in connection with the Third Amended Credit Facility:

	Last twelve months
	January 1, 2023	January 2, 2022
	(in millions, except ratios)
Net earnings as reported	$137.9	$149.7
Add back:
Depreciation and amortization	92.6	96.2
Interest expense	53.9	37.1
Income tax expense	35.8	28.9
EBITDA (non GAAP)	$320.2	$311.9
Adjustments per credit agreement definitions(1)	59.8	52.7
Adjusted EBITDA (non-GAAP) per credit agreement(1)	$380.0	$364.6
Total net debt(2)	$858.9	$891.7
Leverage ratios:
Total net debt/credit adjusted EBITDA ratio	2.3 X	2.5 X

(1)The $59.8 million adjustment to EBITDA in LTM fiscal Q3 2023 primarily related to $27.2 million of non-cash stock compensation, $29.1 million of restructuring and other exit charges, impairment of indefinite-lived intangibles of $2.1 million and swap termination fee of $1.4M. The $52.7 million adjustment to EBITDA in LTM Q3 fiscal 2022 primarily related to $18.7 million of non-cash stock compensation, $34.0 million of restructuring and other exit charges..
(2)Debt includes finance lease obligations and letters of credit and is net of all cash and cash equivalents, as defined in the Third Amended Credit Facility. In Q3 fiscal 2023, the amounts deducted in the calculation of net debt were all cash and cash equivalents of $298.1 million, and in Q3 fiscal 2022, were $397.1 million. Effective with the Third Amended Credit Facility, the maximum leverage ratio is 4.25x for the third quarter of fiscal 2023.

Included below is a reconciliation of historical non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and historical Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	January 1, 2023		January 2, 2022
Net Earnings reconciliation
As reported Net Earnings	$44.4		$36.3
Non-GAAP adjustments:
Inventory adjustment relating to exit activities	(0.9)	(1)	—	(1)
Restructuring and other exit charges	0.8	(2)	2.5	(2)
Amortization of identified intangible assets from recent acquisitions	6.3	(3)	6.3	(3)
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	(0.6)		—
Asset Securitization Transaction Fees	0.5
Other	0.4		0.4
Income tax effect of above non-GAAP adjustments	1.4		(2.5)
Non-GAAP adjusted Net Earnings	$52.3		$43.0

Outstanding shares used in per share calculations
Basic	40,835,636		41,905,815
Diluted	41,281,693		42,497,045
Non-GAAP adjusted Net Earnings per share:
Basic	$1.28		$1.03
Diluted	$1.27		$1.01

Reported Net Earnings (Loss) per share:
Basic	$1.09		$0.87
Diluted	$1.08		$0.85
Dividends per common share	$0.175		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Quarter ended
	($ millions)
	January 1, 2023	January 2, 2022
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Energy Systems	$(0.2)	$—
(1) Inventory adjustment relating to exit activities - Motive Power	(0.7)	—
(2) Restructuring and other exit charges - Energy Systems	0.2	0.7
(2) Restructuring and other exit charges - Motive Power	0.6	1.7
(2) Restructuring and other exit charges - Specialty	—	0.1
(3) Amortization of identified intangible assets from recent acquisitions - Energy Systems	5.9	5.9
(3) Amortization of identified intangible assets from recent acquisitions - Specialty	0.4	0.4
Total Non-GAAP adjustments	$6.2	$8.8

	Nine months ended
	(in millions, except share and per share amounts)
	January 1, 2023		January 2, 2022
Net Earnings reconciliation
As reported Net Earnings	$109.9		$115.8
Non-GAAP adjustments:
Inventory adjustment relating to exit activities	0.6	(1)	1.0	(1)
Restructuring and other exit charges	12.4	(2)	13.2	(2)
Amortization of identified intangible assets from recent acquisitions	18.9	(3)	19.1	(3)
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	4.5		—
Asset Securitization Transaction Fees	0.5
Cost of funding to terminate net investment hedges	1.4		—
Financing fees related to debt modification	1.2		—
Other	1.5		1.8
Income tax effect of above non-GAAP adjustments	(5.5)		(10.0)
Non-GAAP adjusted Net Earnings	$145.4		$140.9

Outstanding shares used in per share calculations
Basic	40,787,654		42,393,907
Diluted	41,267,320		43,096,740
Non-GAAP adjusted Net Earnings per share:
Basic	$3.56		$3.33
Diluted	$3.52		$3.27

Reported Net Earnings (Loss) per share:
Basic	$2.69		$2.73
Diluted	$2.66		$2.69
Dividends per common share	$0.525		$0.525

The following table provides the line of business allocation of the non-GAAP adjustments shown in the reconciliation above:

	Nine months ended
	($ millions)
	January 1, 2023	January 2, 2022
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Energy Systems	$(0.2)	$—
(1) Inventory adjustment relating to exit activities - Motive Power	0.8	1.0
(2) Restructuring and other exit charges - Energy Systems	1.2	1.4
(2) Restructuring and other exit charges - Motive Power	11.2	12.9
(2) Restructuring and other exit charges - Specialty	—	(1.1)
(3) Amortization of identified intangible assets from recent acquisitions - Energy Systems	17.7	17.8
(3) Amortization of identified intangible assets from recent acquisitions - Specialty	1.2	1.3
Total Non-GAAP adjustments	$31.9	$33.3